UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

KALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kalaris Therapeutics, Inc.
400 Connell Drive, Suite 5500
Berkeley Heights, New Jersey 07922
(Address of principal executive offices, including zip code)

(650) 249-2727

(Registrant’s telephone number, including area code)

628 Middlefield Rd.
Palo Alto, California 94301
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KLRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025, the Board of Directors (the “Board”) of Kalaris Therapeutics, Inc. (the “Company”) appointed Matthew Gall as Chief Financial Officer and Treasurer of the Company, effective as of November 3, 2025 (the “Effective Date”). In addition, Mr. Gall will serve as the Company’s principal financial officer.

Prior to his appointment as Chief Financial Officer and Treasurer of the Company, Mr. Gall, age 49, served as the Chief Financial Officer of iTeos Theraputics, Inc., a clinical-stage biopharmaceutical company, from June 2020 to August 2025. Prior to that, Mr. Gall held various roles at Sarepta Therapeutics, Inc., a commercial-stage biotechnology company, from January 2013 to June 2020, including most recently as Senior Vice President of Corporate Development from November 2019 to June 2020, Vice President of Business Development and Corporate Treasurer from March 2018 to November 2019, Senior Director, Head of Business Development and Treasurer from September 2015 to March 2018 and Director of Corporate Development from January 2014 to August 2015. Mr. Gall holds a B.S. in Purchasing and Materials Management from Bowling Green State University and an MBA from The University of Chicago Booth School of Business.

Pursuant to an employment agreement (the “Employment Agreement”), dated November 1, 2025, between the Company and Mr. Gall governing the terms of his employment, Mr. Gall will be paid an annualized base salary of $485,000 and will be eligible to receive an annual incentive bonus of up to 40.0% of his annualized base salary (the “Target Bonus”) for each fiscal year, as determined by the Board, or a committee thereof, in its sole discretion. Also, as a condition to his employment and pursuant to the Employment Agreement, Mr. Gall entered into a non-competition and non-solicitation agreement and an invention and non-disclosure agreement with the Company (the “Restrictive Covenant Agreements”).

In addition, pursuant to the Employment Agreement, the Company has granted to Mr. Gall an incentive stock option (the “Option”) to purchase up to 235,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), such grant to be effective as of the Effective Date. The Option will have an exercise price per share equal to the closing price of the Common Stock on The Nasdaq Global Market on the Effective Date and is scheduled to vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and in 36 substantially equal monthly installments thereafter, subject to continued service. The Option was granted under the Company’s 2020 Stock Option and Grant Plan, as amended.

Under the Employment Agreement, if more than three months prior to or more than 12 months following a “change in control” (as defined in the Employment Agreement) of the Company, Mr. Gall’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Employment Agreement), Mr. Gall is entitled to, subject to (a) his execution of a severance and release of claims agreement in favor of the Company, which agreement must become irrevocable within 60 days following his termination (or such shorter period as may be directed by the Company), and (b) his continued compliance with the Restrictive Covenant Agreements and any similar agreements with the Company, (i) continued payment of his base salary for a period of nine months following his termination date, and (ii) provided that he is eligible for and timely elects to continue receiving group medical insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continued payment of the share of the premiums for health coverage that is paid by the Company for a period of up to nine months.

Furthermore, if, within three months prior to or within 12 months following a change in control of the Company, Mr. Gall’s employment is terminated by the Company without cause or by him for good reason, Mr. Gall is entitled to, subject to (a) his execution of a severance and release of claims agreement in favor of the Company, which agreement must become irrevocable within 60 days following his termination (or such shorter period as may be directed by the Company), and (b) his continued compliance with the Restrictive Covenant Agreements and any similar agreements with the Company, (i) continued payment of his base salary for a period of 12 months following his termination date, (ii) a lump-sum payment equal to 100% of the Target Bonus for the year in which his termination occurs or, if higher, the Target Bonus immediately prior to the change in control, (iii) provided that he is eligible for and timely elects to continue receiving group medical insurance pursuant to COBRA, continued payment of the share of the premiums for health coverage that is paid by the Company for a period of up to 12 months, and (iv) the acceleration of his then-unvested Company equity awards that vest based solely on the passage of time, such that all such then-unvested equity awards immediately vest and become fully exercisable or non-forfeitable as of his termination date.

In addition, Mr. Gall entered into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-39409) filed with the Securities and Exchange Commission on March 18, 2025, pursuant to which the Company may be required, among other things, to indemnify Mr. Gall for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There is no arrangement or understanding between Mr. Gall and any other person pursuant to which Mr. Gall was appointed as the Chief Financial Officer and Treasurer of the Company. There are no related party transactions between the Company and Mr. Gall reportable under Item 404(a) of Regulation S-K and no family relationships between Mr. Gall and any of the Company’s directors or officers.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As a result of Mr. Gall’s designation as principal financial officer, Brett Hagan, the Company’s Senior Vice President, Finance and Chief Accounting Officer, ceased to serve as the Company’s principal financial officer, effective as of the Effective Date. Mr. Hagan continues to serve as the Company’s principal accounting officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, dated November 1, 2025, between the Company and Matthew Gall.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALARIS THERAPEUTICS, INC.

Date: November 3, 2025	By:	/s/ Andrew Oxtoby
	Name:	Andrew Oxtoby
	Title:	Chief Executive Officer